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                                                                     EXHIBIT 5.1

            TRENAM, SIMMONS, KEMKER, SCHARF, BARKIN, FRYE & O'NEILL
                           PROFESSIONAL ASSOCIATION
                               ATTORNEYS AT LAW

      TAMPA OFFICE                                 ST. PETERSBURG OFFICE
   2700 BARNETT PLAZA                                2000 BARNETT TOWER
101 EAST KENNEDY BOULEVARD                           ONE PROGRESS PLAZA
  POST OFFICE BOX 1102                              POST OFFICE BOX 2245
TAMPA, FLORIDA 33601-1102   PLEASE REPLY TO   ST. PETERSBURG, FLORIDA 33731-2245
TELEPHONE (813) 223-7474                           TELEPHONE (813) 898-7474
  TELEFAX (813) 229-6553         TAMPA              TELEFAX (813) 821-0407

                                October 6, 1994




Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

                          Re:     Publix Super Markets, Inc.
                                  401(k) Smart Plan
                                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have represented Publix Super Markets, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the proposed public offering by the Company (the "Offering) of up to 10,000,000 shares of the Company's Common Stock under the Company's 401(k) SMART Plan, the Company's 401(k) SMART Trust Number 1 and the Company's 401(k) SMART Trust Number 2 (collectively the "Plan"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

         In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with: (1) the Company's Articles of Incorporation and bylaws, as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

         We express no opinion as to the law of any jurisdiction other than of the State of Florida and the Federal laws of the United States of America.

         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a duly organized and existing corporation under the laws of the State of Florida and its status is active.
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SECURITIES AND EXCHANGE COMMISSION                               OCTOBER 6, 1994
                                                                          PAGE 2
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         2.      The Plan has been duly and legally authorized by all required corporate action.

         3.      When the following events shall have occurred:

                 a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

                 b. the participations relating to shares of Common Stock shall have been offered as contemplated in the Plan;

                 c. when certain approvals and ratifications by the Company's Board of Directors relating to the Plan and the S-8 Registration Statement have been obtained;

                 d. the consideration specified in the Plan shall have been received; and

                 e. the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                               Sincerely,

                                               TRENAM, SIMMONS, KEMKER, SCHARF,
                                                BARKIN, FRYE & O'NEILL,
                                                Professional Association


                                               By:  /s/ Richard M. Leisner
                                                    ----------------------
                                                    Richard M. Leisner